                                                                     EXHIBIT 4.4
- --------------------------------------------------------------------------------





                                $1,000,000,000

                               CREDIT AGREEMENT



                                 DATED AS OF



                               DECEMBER 7, 1994



                                    AMONG



                          COCA-COLA ENTERPRISES INC.


                                     AND


                           THE BANKS LISTED HEREIN




- --------------------------------------------------------------------------------




                                                         TABLE OF CONTENTS


                                                             ARTICLE I

                                                            DEFINITIONS


         SECTION 1.01. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 1.02. Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         SECTION 1.03. Types of Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                                                            ARTICLE II

                                                            THE CREDITS

         SECTION 2.01. Commitments to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         SECTION 2.02. Notice of Syndicated Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         SECTION 2.03. Money Market Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         SECTION 2.04. Funding of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 2.05. Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 2.06. Maturity of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 2.07. Interest Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 2.08. Facility Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 2.09. Optional Termination or Reduction of
                        Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 2.10. Mandatory Termination of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 2.11. Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 2.12. General Provisions as to Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 2.13. Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 2.14. Computation of Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 2.15. Regulation D Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                            ARTICLE III

                                                     CONDITIONS TO BORROWINGS

         SECTION 3.01. All Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 3.02. First Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                                                            ARTICLE IV

                                                  REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the
                        Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21


                                                             ARTICLE V

                                                     COVENANTS OF THE BORROWER


         SECTION 5.01. Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 5.02. Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                                                              ARTICLE VI

                                                          EVENTS OF DEFAULT

         SECTION 6.01. Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

                                                             ARTICLE VII

                                                       CHANGE IN CIRCUMSTANCES

         SECTION 7.01. Basis for Determining Interest Rate
                        Inadequate or Unfair  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         SECTION 7.02. Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 7.03. Increased Cost and Reduced Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 7.04. Prime Loans Substituted for Affected Fixed
                        Rate Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         SECTION 7.05. Borrower's Election to Substitute or
                        Terminate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

                                                             ARTICLE VIII

                                                            MISCELLANEOUS

         SECTION 8.01. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 8.02. No Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 8.03. Expenses; Documentary Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 8.04. Set-Offs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         SECTION 8.05. Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 8.06. Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 8.07. Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         SECTION 8.09. New York Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         SECTION 8.10. Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         EXHIBIT A  Domestic Note
         EXHIBIT B Euro-Dollar Note
         EXHIBIT C Money Market Note
         EXHIBIT D Invitation for Money Market Quotes
         EXHIBIT E Money Market Quote
         EXHIBIT F Opinion of Counsel for the Borrower
         EXHIBIT G Opinion of Counsel for the Banks

                               CREDIT AGREEMENT




         Agreement dated as of December 7, 1994 among COCA-COLA ENTERPRISES INC., a Delaware corporation and the BANKS listed on the signature pages hereof.

         The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Rates pursuant to Section 2.03.

         "AVAILABLE COMMITMENT" means, with respect to each Bank, the amount equal to (i) such Bank's Commitment less (ii) such Bank's Existing Advances.

         "BANK" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

         "BORROWER" means Coca-Cola Enterprises Inc., a Delaware corporation, and its successors.

         "BORROWING" has the meaning set forth in Section 1.03.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

         "CONSOLIDATED" refers to the consolidation of the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation.

         "DEBT" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, other than (x) trade accounts payable on customary terms in the ordinary course of business and (y) financial obligations under management consulting contracts or noncompete agreements with unaffiliated Persons entered into in connection with the acquisition of the bottling businesses of such Persons, (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (iii) above.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower.

         "DOMESTIC LOANS" means Prime Loans.

         "DOMESTIC NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Domestic Loans.

         "EFFECTIVE DATE" has the meaning set forth in Section 8.09.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA AFFILIATE" means, as of any date, any trade or business (whether or not incorporated) which (as of such date) is a member of a group of which the Borrower is a member and which, as of such date, is under common control within the meaning of either Section 414(b) or Section 414(c) of the Code, and the regulations promulgated and rulings issued thereunder.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Euro-Dollar lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar lending Office by notice to the Borrower.

         "EURO-DOLLAR LOAN" means a Loan to be made by a Bank pursuant to
Section 2.01 as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

         "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.07(b).

         "EURO-DOLLAR NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Euro-Dollar Loans.

         "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of Citibank, N.A, Union Bank of Switzerland, and Swiss Bank Corporation, and each such other bank as may be appointed pursuant to Section 8.06(d).

         "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.15.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXISTING ADVANCES" means, with respect to each Bank, the principal amount of outstanding Loans (as defined in the Existing Credit Agreement), if any, of such Bank under the Existing Credit Agreement.

         "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of April 12, 1993 among the Borrower and the banks named therein.

         "FIXED RATE LOANS" means Euro-Dollar Loans or Money Market Loans (excluding Money Market Loans bearing interest at the Prime Rate pursuant to Section 7.01) or any combination of the foregoing.

         "HIGH RATING" means, with respect to any Rating Agency, that such agency shall have rated the commercial paper of the Borrower, as set forth below:

               Rating Agency                                Rating
               -------------                                ------

         Standard & Poor's Corporation                      A-1 or higher
         Moody's Investors Service, Inc.                    P-1
         Fitch Investors Service, Inc.                      F-1 or higher
         Substitute Rating Agency                           equivalent to above

         "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with respect to such Plan.

         "INTEREST PERIOD" means for any Borrowing, the period commencing on the date of such Borrowing and ending, with respect to a Euro-Dollar Borrowing or a Money Market Borrowing, 1, 2, 3 or 6 months thereafter, as the Borrower may elect in the applicable Notice of Borrowing, and, with respect to a Prime borrowing, 30 days thereafter; in each case, provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                 (c) any Interest Period which begins before December 8, 1999 and would otherwise end after such date shall end on December 8, 1999.

         "LENDING OFFICE" means as to any Bank its Domestic Lending Office, its Euro-Dollar Lending Office or its Money Market Lending Office, as the context may require.

         "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "LOAN" means a Domestic Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans, Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(b).

         "LOW RATING" means, with respect to any Rating Agency, that such agency shall have rated the commercial paper of the Borrower, as set forth below:

                 Rating Agency                              Rating
                 -------------                              ------

         Standard & Poor's Corporation                      A-3 or below

         Moody's Investors Service, Inc.                    P-3 or below
         Fitch Investors Service, Inc.                      F-3 or below
         Substitute Rating Agency                           equivalent to above

         "MAJORITY BANKS" means at any time Banks having 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

         "MIDDLE RATING" means, with respect to any Rating Agency, that such agency shall have rated the commercial paper of the Borrower, as set forth below:

               Rating Agency                                Rating
               -------------                                ------

         Standard & Poor's Corporation                      A-2
         Moody's Investors Service, Inc.                    P-2
         Fitch Investor Services, Inc.                      F-2
         Substitute Rating Agency                           equivalent to above

         "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower; provided that any Bank may from time to time by notice to the Borrower designate separate Money Market Lending Offices for its Money Market LIBOR Loans and/or its Money Market Rate Loans, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to any one or more of such offices, as the context may require.

         "MONEY MARKET LIBOR LOAN" means a Loan to be made by a Bank pursuant to a LIBOR Auction (including such a Loan bearing interest at the Prime Rate pursuant to Section 7.01).

         "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Rate Loan.

         "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(c)(ii)(C).

         "MONEY MARKET NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit C hereto, evidencing the obligation of the Borrower to repay the Money Market Loans.

         "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "MONEY MARKET RATE" has the meaning set forth in Section
2.03(c)(ii)(D).

         "MONEY MARKET RATE LOAN" means a Loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "MULTIEMPLOYER PLAN" means, as of any date, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA affiliate is making or accruing an obligation to make contributions, or has within the current plan year or any of the immediately preceding two plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" means, as of any date, an employee benefit plan, other than a Multiemployer Plan, (i) which is subject to Title IV of ERISA, (ii) to which the Borrower or an ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan and (iii) either (A) whose assets have a market value as of such date, as reasonably determined by Borrower in good faith, in excess of $100,000,000 or (B) under which an Insufficiency exists and the amount of such Insufficiency which is allocable to the Borrower or any ERISA Affiliate as of such date, as reasonably determined by the Borrower in good faith, exceeds $5,000,000.

         "NOTE" means a Domestic Note or a Euro-Dollar Note or a Money Market Note, and "Notes" means the Domestic Notes or the Euro-Dollar Notes or the Money Market Notes or any combination of the foregoing.

         "NOTICE OF BORROWING" means a Notice of Syndicated Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(d)).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

         "PRIME LOAN" means a Loan to be made by a Bank pursuant to Section
2.01 as a Prime Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VII.

         "PRIME RATE" means the rate of interest publicly announced by Citibank, N.A. in New York City from time to time as its Prime Rate.

         "RATING AGENCY" means any of Standard & Poor's Corporation, Moody's Investors Services, Inc., Fitch Investor Services, Inc., or any substitute rating agency designated by the Borrower and acceptable to the Majority Banks (the latter sometimes referred to herein a "Substitute Rating Agency"). When reference is made herein to "Rating Agencies" it is to more than one Rating Agency.

         "REFERENCE BANKS" means the Euro-Dollar Reference Banks, and "Reference Bank" means any one of such Reference Banks.

         "REFUNDING BORROWING" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Bank (but, without limiting the generality of the foregoing, shall not include any Borrowing the proceeds of which are applied to repay Money Market Loans).

         "REGULATION U' means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "SINGLE EMPLOYER PLAN" means, as of any date, an employee benefit plan, other than a Multiemployer Plan or a Multiple Employer Plan, (i) which is subject to Title IV of ERISA, (ii) which is (or, in the event that any such plan has been terminated within five years after a transaction described in
Section 4069 of ERISA involving the Borrower or any ERISA Affiliate, was) maintained for employees of the Borrower or any ERISA Affiliate and (iii) whose assets have a market value as of such date, as reasonably determined by the Borrower in good faith, in excess of $100,000,000 or which has an Insufficiency as of such date, as reasonably determined by the Borrower in good faith, in excess of $5,000,000.

         "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "SUBSTITUTE RATING AGENCY" has the meaning set forth in the definition of "Rating Agency."

         "SYNDICATED LOAN" means a Domestic Loan or a Euro-Dollar Loan made by a Bank pursuant to Section 2.01.

         "TERMINATION EVENT" means (i) a "reportable event", as such term is described in Section 4043(b) of ERISA other than a "reportable event" not subject to the provision for 30-day notice to the PBGC, with respect to a Plan, or an event described in Section 4062(e) of ERISA involving a Plan, or (ii) the withdrawal within the meaning of Section 4063(a) of ERISA) of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to
Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041(e) of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA or (v) any other event or condition which, as reasonably determined by the Borrower in good faith, might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "UNCONTESTED WITHDRAWAL LIABILITY" means as of any date, Withdrawal Liability for which the Borrower has not provided the Banks with evidence reasonably satisfactory to the Banks that there are reasonable grounds for contesting, and the Borrower is in fact contesting in a timely and appropriate manner, such Withdrawal Liability.

         "WITHDRAWAL LIABILITY" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes required by the accounting profession or changes concurred in by the Borrower's independent public accountants) with the most recent audited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

         SECTION 1.03. TYPES OF BORROWINGS. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Syndicated Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Available Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined by the Borrower in accordance therewith).

                                  ARTICLE II

                                  THE CREDITS

         SECTION 2.01. COMMITMENTS TO LEND. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts such that the aggregate principal amount of Syndicated Loans by such Bank at any one time outstanding shall not exceed the amount of its Available Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Available Commitments) and shall be made from the several Banks ratably in proportion to their respective Available Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time.

         SECTION 2.02. NOTICE OF SYNDICATED BORROWINGS. The Borrower shall give each of the Banks notice (a "NOTICE OF SYNDICATED BORROWING") not later than 10:00 AM. (New York City time) on (x) the date of each Prime Borrowing, and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                 (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                 (b)      the aggregate amount of such Borrowing,

                 (c)      every Bank's ratable share of such Borrowing,

                 (d) whether the Loans comprising such Borrowing are to be Prime Loans or Euro-Dollar Loans, and

                 (e) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03. MONEY MARKET BORROWINGS.

                 (a) THE MONEY MARKET OPTION. In addition to Syndicated Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                 (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to each Bank by facsimile an

         Invitation for Money Market Quotes substantially in the form of Exhibit D hereto so as to be received no later than 10:00 AM. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and all Banks may agree), specifying:

                       (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                      (ii) the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $5,000,000,

                     (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

                      (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Rate, and

                       (v) any Borrower request for modification to the procedures otherwise applicable to the requested Money Market Quotes or Money Market Loans.

The Borrower may request offers to make Money Market Loans for more than one (but not more than three) Interest Periods in a single Invitation for Money Market Quotes. No Invitation for Money Market Quotes shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and all Banks may agree) of any other Invitation for Money Market Quotes.

                 (c)      SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES.

                      (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (c) and must be submitted to the Borrower by facsimile at its offices specified in or pursuant to Section
                 8.01 not later than (x) 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and all Banks may agree).

                 Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Borrower.

                      (ii) Each Money Market Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:

                                  (A)      the proposed date of Borrowing,

                                  (B)      the principal amount of the Money
                          Market Loan for which each such offer is being made (and if such Money Market Quote is in response to an invitation for Money Market Quotes specifying more than one Interest Period, the maximum aggregate principal amount of Money Market Loans for which offers are being made), which principal amount as to each Money Market Loan (x) may be greater than or less than the Available Commitment of the quoting Bank, (y) must be $1,000,000 or a larger multiple thereof and (z) may not exceed the principal amount of Money Market Loans for which offers were requested,

                                  (C)      in the case of a LIBOR Auction, the
                          margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable London Interbank Offered Rate,

                                  (D)      in the case of an Absolute Rate
                          Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) (the "Money Market Rate") offered for each such Money Market Loan, and

                                  (E)      the identity of the quoting Bank.

                    (iii)         Each Money Market Quote must:

                                  (A)      be substantially in the form of
                          Exhibit E hereto and specify all of the information required by subsection (c)(ii);

                                  (B)      not contain qualifying, conditional
                          or similar language;

                                  (C)      not propose terms other than or in
                          addition to those set forth in the applicable Invitation for Money Market Quotes; and

                                  (D)      arrive by the time set forth in
                          subsection (c)(i).

         Any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by any Bank with respect to the same Invitation for Money Market Quotes shall be disregarded by the Borrower unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote.

                 (d)      ACCEPTANCE AND NOTICE BY BORROWER.  Not later than
         (x) 2:00 P.M. (New York City time) on the third Euro- Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and all Banks may agree), the Borrower shall notify all Banks of its acceptance or nonacceptance of the offers so received by it pursuant to subsection
         (c); provided that in the case of an Absolute Rate Auction, the Borrower shall have at least 30 minutes to accept or reject a Money Market Quote after receiving such quote from each Bank pursuant to subsection (c). In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part, provided that:

                       (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Invitation for Money Market Quotes,

                      (ii) the principal amount of each Money Market Borrowing must be $25,000,000 or a larger multiple of $5,000,000,

                     (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Rates, as the case may be, and

                      (iv) the Borrower may not accept any offer that fails to comply with subsection (c)(iii) or otherwise fails to comply with the requirements of this Agreement.

                 (e) ALLOCATION BY BORROWER. If offers are made by two or more Banks with the same Money Market Margins or Money Market Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in such multiples, not greater than $100,000, as the Borrower may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Bank shall be required, as a result of such allocation, to make a Money Market Loan in an original principal amount equal to less than the greater of
         (i) $1,000,000 and (ii) the minimum amount, if any, specified in such Bank's Money Market Quote (which minimum amount shall not be greater than $5,000,000.00). Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. FUNDING OF LOANS.

                 (a) Upon receipt of a Notice of Borrowing by a Bank, such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                 (b) Unless a Bank determines that any applicable condition specified in Article III has not been satisfied, not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its ratable share of such Borrowing, in federal or other funds immediately available in New York City, to the Borrower at the Domestic Lending Office of such Bank and, as soon as practicable thereafter, shall credit such amount to a regular deposit account maintained by the Borrower in New York City or shall credit, or arrange for appropriate transfer of, such amount to such other account in New York City as the Borrower and such Bank may agree.

                 (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Borrower as provided in subsection (b), or remitted by the Borrower to such Bank as provided in Section 2.12, as the case may be.

         SECTION 2.05. NOTES.

                 (a) The Domestic Loans of each Bank shall be evidenced by a single Domestic Note payable to the order of such Bank for the account of its Domestic Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Domestic Loans.

                 (b) The Euro-Dollar Loans of each Bank shall be evidenced by a single Euro-Dollar Note payable to the order of such Bank for the account of its Euro-Dollar Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Euro-Dollar Loans.

                 (c) The Money Market Loans of each Bank shall be evidenced by a single Money Market Note payable to the order of such Bank for the account of its Money Market Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Money Market Loans.

                 (d) Each Bank may, by notice to the Borrower (to be given not later than two Domestic Business Days prior to the first Borrowing) request that its Money Market Rate Loans be evidenced by separate Money Market Notes, in each case in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit C hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Notes" or "Money Market Note" of such Bank shall be deemed to refer to and include either or both of such Notes, as the context may require.

                 (e) Upon receipt of each Bank's Notes pursuant to Section 3.02(a), each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         SECTION 2.06. MATURITY OF LOANS. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. INTEREST RATES.

                 (a) Each Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Prime Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Prime Rate for such day.

                 (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate plus the Euro-Dollar Margin. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                          The "EURO-DOLLAR MARGIN" applicable to any Interest Period means the following margin percentages of one percent (1%) determined by the ratings of Borrower's commercial paper by the Rating Agencies in effect at all times during such Interest Period in accordance with the following table:

                 High Rating of three Rating
                          Agencies                                        .16

                 High Rating of two Rating
                          Agencies and Middle Rating of
                          one Rating Agency or High
                          Rating of one Rating Agency
                          and Middle Rating of two Rating
                          Agencies                                        .16

                 Middle Rating of three Rating
                          Agencies                                        .1875

                 Low Rating of one or two (but no more
                          than two) Rating Agencies                       .225

                 Low Rating of three Rating
                          Agencies                                        .225


                          The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                 (c) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to, but excluding, the date of actual payment, at a rate per annum equal to the sum of 1% plus the Euro-Dollar Margin plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as each Bank may elect) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (ii) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 7.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Prime Loans for such day).

                 (d) Subject to Section 7.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if each Euro-Dollar Reference Bank were to participate in the related Money Market Borrowing ratably in proportion to its Available Commitment) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Rate quoted by the Bank making such Loan in accordance with
         Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Prime Rate for such day.

                 (e) The Borrower shall determine each interest rate applicable to the Loans hereunder and shall give prompt notice thereof to each participating Bank by telex or facsimile. Any Bank disputing any such rate of interest so determined shall give prompt notice of the interest rate determined by such Bank to the Borrower and each other participating Bank by telex or facsimile, and its determination thereof shall be conclusive in the absence of manifest error.

                 (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Borrower and the other Banks as contemplated by this Section. If any Reference Bank does not furnish a timely quotation to the Borrower or any Bank seeking a quotation, such Bank shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 7.01 shall apply.

         SECTION 2.08. FACILITY FEES. As long as Commitments hereunder are outstanding, the Borrower shall pay to each Bank a facility fee at the following rates of one percent (1%) per annum, computed on the daily average amount of its Commitment for each day on which the commercial paper of the Borrower has the applicable ratings by the Rating Agencies shown in the following table:


         High Rating of three Rating
                 Agencies                                     .07

         High Rating of two Rating
                 Agencies and Middle Rating of
                 one Rating Agency or High
                 Rating of one Rating Agency
                 and Middle Rating of two Rating
                 Agencies                                     .09

         Middle Rating of three Rating
                 Agencies                                     .125

         Low Rating of one or two (but no more
                 than two) Rating Agencies                    .15

         Low Rating of three Rating
                 Agencies                                     .20


Such facility fees shall be payable in arrears quarterly on each March 31, June 30, September 30 and December 31 and on the termination of the Commitments in their entirety. Such facility fee shall accrue from and including the date this Agreement becomes effective in accordance with Section 8.09, to but excluding the date Commitments are terminated hereunder.

         SECTION 2.09. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least three Domestic Business Days' notice to each Bank, terminate at any time, or ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

         SECTION 2.10. MANDATORY TERMINATION OF COMMITMENTS. The Commitments shall terminate on December 8, 1999, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.11. OPTIONAL PREPAYMENTS.

                 (a) The Borrower may, upon at least three Domestic Business Days' notice to each Bank, prepay any Prime Loans comprising a single Borrowing in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Prime Loans comprising a single Borrowing of the several Banks included in such Borrowing.

                 (b) Except as provided in Section 7.02 the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

                 (c) Any notice of prepayment pursuant to this Section shall not thereafter be revocable by the Borrower.

         SECTION 2.12. GENERAL PROVISIONS AS TO PAYMENTS. The Borrower shall make each payment of principal of, and interest on, the Loans and of additional compensation hereunder, not later than 12:00 Noon (New York City time) on the date when due, in federal or other funds immediately available in New York City, to the Banks to which such amounts are due at their respective Domestic Lending Offices. Whenever any payment of principal of, or interest on, the Domestic Loans or of additional compensation shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         SECTION 2.13. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.02 or 2.03(d), the

Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related
Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, and provided further that in cases where a Bank has granted a participation in a Loan, the aggregate amount of losses and expenses demanded by such Bank shall not exceed the aggregate amount of losses and expenses that such Bank would have incurred had it not granted such participation.

         SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate and facility fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15. REGULATION D COMPENSATION. Each Bank that is subject to reserve requirements of the Board of Governors of the Federal Reserve System (or any successor) may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum equal to the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the rate specified in clause
(i)(A). Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least five Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the amount then due it under this Section.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes Loans by a non-United States office of any Bank to United States residents).

                                  ARTICLE III

                           CONDITIONS TO BORROWINGS

         The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         SECTION 3.01. ALL BORROWINGS.  In the case of each Borrowing:

                 (a) receipt by each Bank of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case maybe;

                 (b) the fact that, immediately after giving effect to such Borrowing, the aggregate outstanding principal amount of the Loans and Existing Advances will not exceed the aggregate amount of the Commitments;

                 (c) the fact that, both before and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing; and

                 (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except (i) in the case of a Refunding Borrowing, the representations and warranties set forth in the second sentence of Section 4.01(e) and in Section 4.01(f) as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Banks and in Sections 4.01(i) and 4.01(j) and (ii) after the termination of the Existing Credit Agreement, 4.01(1)) shall be true in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

         SECTION 3.02.  FIRST BORROWINGS. In the case of the first Borrowing:

                 (a) receipt by each Bank of a duly executed Domestic Note, Euro-Dollar Note and Money Market Note, each dated on or before the date of such Borrowing, complying with the provisions of Section 2.05;

                 (b) receipt by each Bank of an opinion of Miller & Martin, counsel for the Borrower, substantially in the form of Exhibit F hereto;

                 (c) receipt by each Bank of an opinion of Sutherland, Asbill & Brennan, special counsel or the Banks, substantially in the form of Exhibit G hereto;

                 (d) receipt by each Bank of a certificate signed by the Chief Financial Officer or, if unavailable, the Treasurer of the Borrower, to the effect set forth in clauses (b), (c) and (d) of
         Section 3.01;

                 (e) receipt by each Bank of (i) a copy of the Borrower's certificate of incorporation, bylaws and board of director resolutions authorizing the Borrower to incur indebtedness, certified by the Borrower's corporate secretary or assistant secretary; (ii) a certificate of the Borrower's corporate secretary or assistant secretary as to the incumbency and specimen signatures of the officers of the Borrower who are authorized to execute and deliver this Agreement and the Notes on the Borrower's behalf; and (iii) all other documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance reasonably satisfactory to each Bank; and

                 (f) evidence satisfactory to each Bank that the Borrower has complied with Section 5.01(e) hereof.

         The documents referred to in this Section 3.02 shall be delivered to each Bank no later than two Domestic Business Days (if such Borrowing is pursuant to a Domestic Loan) or two Euro-Dollar Business Days (if such Borrowing is pursuant to a Euro-Dollar Loan) prior to the date of the first Borrowing. The certificate and opinions referred to in clauses (b), (c), (d) and (f) above shall be dated the date of the first Borrowing and the continuing accuracy and effectiveness of each such item on and as of the date of the first Borrowing shall be confirmed to each Bank on the date of the first Borrowing by facsimile notice from Borrower, counsel to Borrower and special counsel for the Banks, respectively.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

                 (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement. The Borrower is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole.

                 (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws or
         (ii) any law, rule, regulation or contractual restriction in any material contract or, to the knowledge of the Chief Financial Officer of the Borrower, any other contract binding on or affecting the Borrower.

                 (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

                 (d) This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

                 (e) The consolidated financial statements of Borrower and its Consolidated Subsidiaries as of December 31, 1993 and the related Consolidated statements of income, Consolidated balance sheets, Consolidated statements of shareholders' equity and Consolidated statements of cash flows for the fiscal year then ended, reported on by Ernst & Young and set forth in the Borrower's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly represent, in accordance with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries at such date and their consolidated results of operations for such fiscal year then ended. Compared with December 31, 1993, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its consolidated Subsidiaries, taken as a whole.

                 (f) There is no pending or, to the best of the Borrower's knowledge, threatened action or proceeding involving the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which is likely to materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries taken as a whole or which purports to affect the legality, validity or enforceability of this Agreement or any Note.

                 (g) No proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, other than immaterial quantities of equity securities held in the investment portfolio of a Person whose stock is acquired with the proceeds of such Loan.

                 (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                 (i) No Default described in Sections 6.01(g) 6 01(h) or 6.01(i) has occurred and is continuing, or is reasonably expected to occur within sixty days.

                 (j) A copy of the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) of the Borrower or any ERISA Affiliate with respect to each Plan has been filed with the Internal Revenue Service, and each such Schedule B fairly presents the funding status and financial condition of such Plan in all material respects, and since the date of such Schedule B there has been no material adverse change in such funding status or financial condition.

                 (k) The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                 (l) No event has occurred and is continuing that would constitute an Event of Default under the Existing Credit Agreement.



                                   ARTICLE V

                           COVENANTS OF THE BORROWER


         SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

                 (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including, without limitation, ERISA and the rules and regulations thereunder), noncompliance with which would materially adversely affect the business or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

                 (b)      REPORTING REQUIREMENTS.  Furnish to the Banks:

                      (i) as soon as available and in any event not later than 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending March 31, 1995, Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, and related Consolidated statements of income of the Borrower and its Consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and Consolidated statements of cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and for such period, in each case signed by the chief financial officer of the Borrower, together with (A) the representation and warranty of the Borrower to the effect that no Default has occurred and is continuing or, if an Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto and (B) a schedule in form satisfactory to the Majority Banks of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.02(a) and 5.02(b);

                      (ii) as soon as available and in any event not later than 110 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Consolidated Subsidiaries, containing the Consolidated financial statements for such fiscal year with a report thereon by Ernst & Young or other independent public accountants acceptable to the Majority Banks stating that such Consolidated financial statements fairly present the Consolidated financial position of the Borrower and its Consolidated Subsidiaries as at the date indicated and the Consolidated results of their operations and cash flows for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis (except for changes required by the accounting profession or changes concurred in by the Borrower's independent public accountants) and that the audit by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards, together with (A) the representation and warranty of the Borrower to the effect that no Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto and (B) a schedule in form satisfactory to the Majority Banks of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.02(a) and 5.02(b);

                    (iii) as soon as possible and in any event within five days after the chief financial officer of the borrower has knowledge of the occurrence of each Default continuing on the date of such statement, a statement of such chief financial officer setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                      (iv) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its security holders (other than reports furnished only to The Coca-Cola Company), and copies of all reports and registration statements which become effective which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                      (v) as soon as possible and in any event (A) within sixty Domestic Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and
                 (B) within thirty Domestic Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                      (vi) promptly and in any event within ten domestic Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice received by the Borrower or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                    (vii) promptly and in any event within thirty Domestic Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the

                 Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title V of ERISA,
                 (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause
                 (A), (B) or (C) above; and

                   (viii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank may from time to time reasonably request.

                 (c) MAINTENANCE OF PROPERTIES, ETC. Cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
         Section 5.01(c) shall prevent the Borrower or an Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance is not materially adverse to the Banks and, in the judgment of the Borrower, is desirable in the conduct of its business or the business of any Subsidiary.

                 (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, provided that the Borrower may self-insure, or insure through captive insurers or insurance cooperatives, to the extent consistent with prudent business practices.

                 (e)      EXISTING CREDIT AGREEMENT.

                      (i) If there are any Existing Advances on the Effective Date, the Borrower shall (A) on the Effective Date and on each later date of repayment or prepayment of any such Existing Advances comprising a Syndicated Loan (as defined in the Existing Credit Agreement), if any, reduce the aggregate commitments under the Existing Credit Agreement, pursuant to
                 Section 2.09 thereof, to an amount equal to the aggregate principal amount of

                 Existing Advances comprising such Syndicated Loans outstanding on each such date, after giving effect to any such repayment or prepayment, and (B) terminate the Existing Credit Agreement not later than the date that is the latest maturity date of any such Existing Advance.

                      (ii) If there are no Existing Advances on the Effective Date, then the Borrower shall terminate the Existing Credit Agreement effective as of the Effective Date.


         SECTION 5.02. NEGATIVE COVENANTS. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

                 (a) LIENS, ETC. Create, incur, issue, assume or guarantee, or permit any Restricted Subsidiary to create, incur, issue, assume or guarantee, any Secured Debt. The term "SECURED DEBT" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by any Mortgage. The term "MORTGAGE" or "MORTGAGES" means any mortgage, pledge, lien, security interest or other encumbrances upon any Principal Property or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired). "RESTRICTED SUBSIDIARY" means any Subsidiary
         (i) substantially all the property of which is located, or substantially all of the business of which is carried on, within the fifty states of the United States, the District of Columbia, or Puerto Rico, and (ii) which owns or is the lessee of any Principal Property. "PRINCIPAL PROPERTY" means each bottling plant or facility of the Borrower or a Restricted Subsidiary located within the United States of America (other than its territories and possessions) or Puerto Rico; except any such bottling plant or facility which the Board of Directors of the Borrower by resolution reasonably determines not to be of material importance to the total business conducted by the Borrower and its Restricted Subsidiaries. The foregoing restrictions shall not apply to:

                          (1) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

                          (2) Mortgages on property or shares of stock existing at the time of acquisition of such property or stock by the Borrower or a Restricted Subsidiary or existing as of September 30, 1994;

                          (3) Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by the Borrower or a Restricted Subsidiary, or to secure any Secured Debt incurred by the Borrower or a Restricted Subsidiary, prior to, at the time of, or within 90 days after the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Mortgage shall not apply to any property theretofore owned by the Borrower or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

                          (4)     Mortgages securing Secured Debt of a
                 Restricted Subsidiary owing to Borrower or to another Restricted Subsidiary;

                          (5) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Borrower or a Restricted Subsidiary;

                          (6) Mortgages on property of the Borrower or a Restricted Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

                          (7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses
                 (1) through (6), inclusive, provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements and construction on such property).


         Notwithstanding the foregoing provisions of this Section 5.02(a), the Borrower and any one or more Restricted Subsidiaries may create, incur, issue, assume or guarantee Secured Debt secured by a Mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Borrower and its Restricted Subsidiaries which (if originally created, incurred, issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under clauses (1) through (7) above), does not at the time exceed 10% of the shareholders' equity of the Borrower and its Consolidated Subsidiaries as shown on the financial statements of the Borrower as of the end of the fiscal year preceding the date of determination.

                 (b) LEVERAGE RATIO. Permit Consolidated Debt less Cash to be at any time more than 75% of Total Capital, where "Cash" means cash and cash equivalents and interest bearing assets with maturities of one year or less; and "Total Capital" means the sum of Shareholders' Equity, Deferred Income Taxes and Consolidated Debt less Cash. All such terms shall be as they appear on the Borrower's published Consolidated financial statements and calculated under the generally accepted accounting principles and practices applied by the Borrower on the date hereof in the preparation of its Consolidated financial statements.

                 (c) MERGERS, ETC. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower and (ii) any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower or any other Person, provided in each case that, immediately after giving effect to such proposed transaction, no Default would exist, and, in the case of any such merger to which the Borrower is a party the Borrower is the surviving corporation.

                 (d) AFFILIATE TRANSACTIONS. Engage in, or permit any of its Subsidiaries to engage in any transaction (other than transactions between the Borrower and any Subsidiary or between Subsidiaries of the Borrower) involving payments, or property having a fair market value, in excess of $15,000,000 with The Coca-Cola Company or any Person controlling, controlled by, or under common control with the Borrower, on terms less favorable to it or such Subsidiary than would be available in an arms' length transaction with an unrelated Person.

                 (e) COMPLIANCE WITH ERISA. Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any liability of the Borrower or any ERISA Affiliate to the PBGC in excess of $15,000,000, or permit to exist an event or condition which reasonably presents a material risk of a termination by the PBGC of any Plan with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of $15,000,000.


                                  ARTICLE VI

                               EVENTS OF DEFAULT

         SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) the Borrower shall fail to pay any principal of any Note when the same becomes due and payable, or shall fail to pay any interest on any Note or any fees payable under Section 2.08 for a period of five days after the same becomes due and payable; or

                 (b) any representation or warranty made or deemed to have been made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect or misleading in any material respect when made or deemed to have been made; or

                 (c) the Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b)(iii) or (v) or 5.02, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by any Bank; or

                 (d) there shall be a default under any bond, debenture, note or other evidence of indebtedness for borrowed money or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money by the Borrower or any Subsidiary or under any guarantee of payment by the Borrower or any Subsidiary of indebtedness for borrowed money, whether such indebtedness or guarantee now exists or shall hereafter be incurred or created (but excluding Indebtedness evidenced by the Notes), and (i) with respect to a payment default, as a result of such payment default such indebtedness has, by acceleration or otherwise under the terms of such bond, debenture, note, mortgage, indenture, guarantee or payment or such other evidence of indebtedness, become due prior to its stated maturity or the effect of such payment default is to permit such bond, debenture, note, mortgage, indenture, guarantee or payment or such other evidence of indebtedness, to become due prior to its stated maturity, or (ii) with respect to any default other than a payment default, as a result of such default such indebtedness has, by acceleration or otherwise under the terms of such bond, debenture, note, mortgage, indenture, guarantee of payment or such other evidence of indebtedness, becomes due prior to its stated maturity and such default continues for a period of 4 Domestic Business Days after the date upon which such indebtedness has become due prior to its stated maturity (and, with respect to any guarantee, such default continues for a period of 4 Domestic Business Days after the Borrower has received written demand for payment under any such guarantee); provided, however, that no default under this Section 6.01(d) shall exist if all such defaults do not relate to such indebtedness or guarantees with an aggregate principal amount in excess of $15,000,000.00.

                 (e) the Borrower or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case,
         (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Borrower or any Subsidiary in an involuntary case, (B) appoints a Custodian of the Borrower or any Subsidiary or for all or substantially all of its property, or (C) orders the liquidation of the Borrower or any Subsidiary, and the order or decree remains unstayed and in effect for 45 days; (vi) is the subject of an involuntary case which is not dismissed within 45 days after the filing thereof; (vii) fails to pay its debts generally as they become due or admits in writing its inability to pay its debts generally as they become due; or (viii) takes any corporate action to authorize the Borrower's taking of any of the actions set forth in clauses (i), (ii), (iii) or (iv) above. "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 (f) any judgment or order for the payment of money in excess of $15,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (g) any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by any Bank, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Multiple Employer Plan with respect to which a Termination Event shall have occurred and then exist, the liability of the Borrower or any ERISA Affiliate related to such Termination Event) is equal to or greater than $30,000,000; or

                 (h) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Uncontested Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Uncontested Withdrawal Liabilities (determined as of the date of such notification), exceeds $50,000,000 or requires payments exceeding $5,000,000 per annum; or

                 (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the immediately preceding plan years of the respective plans by an amount exceeding $5,000,000;

then, and in every such event, each Bank shall (i) if requested by the Majority Banks, by notice to the Borrower (with notice to the other Banks) terminate its Commitment and each Commitment shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 66 2/3% in aggregate principal amount of the Loans, by notice to the Borrower (with copies to the other Banks) declare the Notes (together with accrued interest thereon and any and all amounts payable by the Borrower hereunder or under the Notes) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived the Borrower, provided that in the case of any of the Events of Default specified in clause (e) above with respect to the Borrower, without any notice to the Borrower or any other act by the Banks, the Commitments shall thereupon terminate and the outstanding principal amount of the Notes (together with accrued interest thereon and any and all amounts payable by the Borrower hereunder or under the Notes) shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VII

                            CHANGE IN CIRCUMSTANCES


         SECTION 7.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

                 (a) any Bank is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                 (b) Banks having 50% or more of the aggregate amount of the Commitments determine that the London Interbank Offered Rate will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans, for such Interest Period, each such affected Bank shall forthwith give notice thereof to the Borrower and to the other Banks, whereupon until the Banks which gave such notice subsequently notify the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended unless the Borrower notifies the Banks at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Syndicated Borrowing, such Borrowing shall instead be made as a Prime Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing the Money Market Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Prime Rate for such day.

         SECTION 7.02. ILLEGALITY. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro- Dollar Loans or Money Market LIBOR Loans (excluding such Loans bearing interest at the Prime Rate pursuant to Section 7.01) such Bank shall so notify the Borrower, whereupon until such Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Borrower pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Money Market LIBOR Loans (excluding such Loans bearing interest at the Prime Rate pursuant to Section 7.01) to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan and Money Market LIBOR Loan (excluding any such Loan bearing interest at the Prime Rate pursuant to Section 7.01), together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan and Money Market LIBOR Loan (excluding any such Loan bearing interest at the Prime Rate pursuant to Section 7.01), the Borrower shall borrow a Prime Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Money Market LIBOR Loans (excluding such Loans bearing interest at the Prime Rate pursuant to Section 7.01) of the other Banks), and such Bank shall make such a Prime Loan, unless the Borrower elects pursuant to Section 7.05 not to borrow such Prime Loan.

         SECTION 7.03. INCREASED COST AND REDUCED RETURN.

                 (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its

                 Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in franchise taxes on the overall net income of such Bank or its Lending office imposed by any jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

         and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                 (b) If after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                 (c) Each Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 7.04. PRIME LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 7.02 or (ii) any Bank has demanded compensation under
Section 7.03(a) and the Borrower shall, by at least three Euro-Dollar Business Days' prior notice to such Bank, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                 (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Prime Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                 (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Prime Loans instead.

         SECTION 7.05. BORROWER'S ELECTION TO SUBSTITUTE OR TERMINATE. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 7.02 or (ii) any Bank has demanded compensation under
Section 7.03, the Borrower may either (a) seek a substitute bank or banks (which may be one or more of the Banks) to purchase the Notes and assume the Commitment of such Bank, without the approval of the other Banks or (b) elect to terminate this Agreement as to such Bank, and in connection therewith not to borrow any Prime Loan provided for in Section 7.02 or to prepay any Prime Loan made pursuant to Section 7.02 or 7.04; provided, in the case of an election under clause (b), that the Borrower (x) notifies such Bank of such election at least three Euro-Dollar Business Days before any date fixed for such a borrowing or such a prepayment, as the case may be, and (y) repays all of such Bank's outstanding Loans at the end of the respective Interest Periods applicable thereto or as otherwise required by Section 7.02. Upon receipt by any Bank of such notice, the Commitment of such Bank shall terminate, provided that the Borrower shall continue to pay such Bank a facility fee at the rate set forth in Section 2.08 on the daily average aggregate principal amount of such Bank's outstanding Loans, until such Loans are repaid.

                                 ARTICLE VIII

                                 MISCELLANEOUS


         SECTION 8.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the other Banks and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and telephonic confirmation is received; (iii) if given by mail, five Domestic Business Days after such communication is deposited in the mails with first class postage prepaid addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section. Any notice, request or other communication given by facsimile shall also be given by personal delivery or by mail, but such notice, request or other communication given by facsimile shall be effective as set forth in clause (ii) above.

         SECTION 8.02. NO WAIVERS. No failure or delay by any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 8.03. EXPENSES; DOCUMENTARY TAXES. The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Banks, including fees and disbursements of special counsel for the Banks, in connection with the review of this Agreement, review or preparation of any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by any Bank, including fees and disbursements of counsel (or the reasonable allocable costs and disbursements of any Bank's in-house counsel), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes. The obligations of the Borrower under this Section 8.03 shall survive the termination of this Agreement.

         SECTION 8.04. SET-OFFS.

                 (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request specified in
         Section 6.01 to authorize the Banks to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                 (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank (a "non-pro rata payment"), the Bank receiving such non-pro rata payment shall promptly purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such non-pro rata payments shall be shared by the Banks (i) pro rata in accordance with the principal amounts of their Notes (other than Money Market Notes) to the extent that such non-pro rata payment does not exceed the aggregate amount of principal and interest due with respect to such Notes and (ii) pro rata in accordance with the principal amount of their Money Market Notes, to the extent that such non-pro rata payment exceeds the amount referred to in clause (i); provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Each Bank receiving any non-pro rata payment shall notify the Borrower and the other Banks of such payment within five Domestic Business Days after receipt.

         SECTION 8.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Banks; and provided that no such amendment, waiver or modification shall, unless signed by all the Banks, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder (including, without being limited to, any amendment to the definition of "Interest Period" having such effect) or (iv) change the percentage of the Commitments, Available Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 8.06. SUCCESSORS AND ASSIGNS.

                 (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                      (i) the Borrower may not assign or otherwise transfer any of its rights under this Agreement;

                      (ii) no Bank may assign or otherwise transfer (including,without being limited to, by means of granting participations therein) (each such assignment, grant of participation, or other transfer, a "Transfer") any part of its Commitment to any other Person without the prior written consent of the Borrower, which consent shall not be unreasonably withheld, other than

                                  (x)      to a Person which controls, is
                          controlled by, or is under common control with, or is otherwise substantially affiliated with, such Bank, or

                                  (y)      if, after giving effect to such
                          Transfer, all Transfers by such Bank to Persons other than those described in clause (x) above do not exceed, in the aggregate, 40% of such Bank's Commitment and each such Transfer is in an amount at least equal to $5,000,000;

                 and, provided further, that except in the case of a Transfer of its Commitment pursuant to clause (x) or (y) above, no Bank shall be relieved of any of its obligations under this Agreement by virtue of any Transfer made without the prior written consent of the Borrower, which consent shall not be unreasonably withheld. Notwithstanding the foregoing provisions of this Section 8.06(a), each Bank may make Transfers of all or any part of its Loans to any other Person without the consent of the Borrower or any other Bank.

                    (iii) as a condition to the effectiveness of any Transfer by any Bank of any part of its Commitment or any part of its Loans pursuant to the foregoing provisions of subparagraph (ii), such Bank or such transferee shall pay to the Borrower a fee for such Transfer in the amount of $2,000; provided, however, that no such fee shall be payable upon the pledge of a Note to any Federal Reserve Bank, the grant of a participation interest nor as a result of a Transfer to a Person which controls, is controlled by, or is under common control with, or is otherwise substantially affiliated with the Bank making the Transfer.

                 (b) Each Bank and the Borrower may, for all purposes of this Agreement, treat any Bank as the holder of any Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them.

                 (c) No assignee, participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under
         Section 7.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
         Section 7.02 or 7.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                 (d) If any Euro-Dollar Reference Bank assigns its Notes to an unaffiliated institution the Borrower with the consent of the Majority Banks, shall appoint another bank to act as a

         Euro-Dollar Reference Bank hereunder.

                 (e) Promptly upon the written request of any Bank therefor, the Borrower shall deliver to such Bank a list of all of the Banks then having a Commitment or holding a Note hereunder and, as to each such listed Bank, the amount of such Bank's Commitment and the aggregate unpaid principal amount of the Loans owing to such Bank.

         SECTION 8.07. COLLATERAL. Each of the Banks represents to each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 8.08. INDEMNIFICATION. The Borrower shall indemnify and hold harmless each Bank from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees) which may be imposed on, incurred by or asserted against such Bank relating to or arising out of the Borrower's use of the proceeds of the Loans; provided, however, that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from such Bank's gross negligence or willful misconduct. The obligations of the Borrower under this Section 8.08 shall survive the repayment of the Loans and the termination of the Commitments.

         SECTION 8.09. NEW YORK LAW. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

         SECTION 8.10. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the Business Day (the "Effective Date") on which Citibank, N.A shall have received counterparts hereof signed by all of the parties hereto with instructions to deliver all such counterparts signed by Banks.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                          COCA-COLA ENTERPRISES INC.


                          By: VICKI G. ROMAN
                              --------------------------

                              Vicki G. Roman
                              Vice President and Treasurer


                              Coca-Cola Plaza, N.W.
                              Atlanta, Georgia 30313
                              Attention:   Vicki G. Roman
                                           Vice President and Treasurer
                              Facsimile Number: (404) 989-3061

Commitments
- -----------
$100,000,000.00                            BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION




                                           By            WAYNE H. RIESS
                                              ---------------------------------------

                                           Printed Name: Wayne H. Riess
                                                         ----------------------------

                                           Title:        VICE PRESIDENT
                                                 ------------------------------------

                                           Domestic Lending Office:
                                           Bank of America National Trust
                                             and Savings Association
                                           1850 Gateway Boulevard
                                           Concord, California 94520
                                           Attention:  Aaron Wilson
                                           Telex Number:  34346  Ansbk:  BANKAMERSF.
                                           Facsimile Number:  510-675-7531
                                           Telephone Number:  510-675-7485

                                           Euro-Dollar Lending Office:
                                           Bank of America National Trust
                                             and Savings Association
                                           1850 Gateway Boulevard
                                           Concord, California 94520
                                           Attention:  Aaron Wilson
                                           Telex Number:  34346  Ansbk:  BANKAMERSF.
                                           Facsimile Number:  510-675-7531
                                           Telephone Number:  510-675-7485

                                           with a copy to:
                                           Bank of America National Trust
                                              and Savings Association
                                           Attention:  Wayne H. Riess
                                           Suite 3600
                                           1230 Peachtree Street, N.E.
                                           Atlanta, Georgia 30309
                                           Facsimile Number:  404-249-6938
                                           Telephone Number:  404-249-6914

Commitments
- -----------

$100,000,000.00                            CITIBANK, N.A.


                                           By:           BARBARA A. COHEN
                                               -------------------------------------

                                           Printed Name: Barbara A. Cohen
                                                         ---------------------------

                                           Title:        Vice President
                                                 -----------------------------------

                                           Domestic Lending Office:
                                           Citibank, N.A.
                                           399 Park Avenue
                                           New York, New York 10043
                                           ABA #021000089
                                           Account No.:  4058-0628
                                           Re:  Coca-Cola Enterprises Inc.

                                           with a copy to:

                                           Citibank, N.A.
                                           c/o Citicorp North America, Inc.
                                           Suite 600
                                           400 Perimeter Center Terrace
                                           Atlanta, Georgia 30346
                                           Attention:  Horacio Torrendell
                                           Telex Number: 127001 Route ATLAD
                                           Facsimile Number: 404-668-8137

                                           Euro-Dollar Lending Office:
                                           Citibank, N.A.
                                           399 Park Avenue
                                           New York, New York 10043
                                           ABA #021000089
                                           Account No.:  4058-0628
                                           Re:  Coca-Cola Enterprises Inc.

                                           with a copy to:

                                           Citibank, N.A.
                                           c/o Citicorp North America, Inc.
                                           Suite 600
                                           400 Perimeter Center Terrace
                                           Atlanta, Georgia 30346
                                           Attention:  Horacio Torrendell
                                           Telex Number: 127001 Route ATLAD
                                           Facsimile Number: 404-668-8137


Commitments
- -----------
$100,000,000.00                            THE FIRST NATIONAL BANK OF CHICAGO



                                           By:           STEVEN B. FARLEY
                                               -------------------------------------

                                           Printed Name: Steven B. Farley
                                                         ---------------------------

                                           Title:        Vice President
                                                  ----------------------------------

                                           Domestic Lending Office:
                                           One First National Plaza
                                           Suite 0634 - 10th Floor
                                           Chicago, Illinois 60670
                                           Attention:   John Loizzo
                                           Telex Number: 4330253
                                           Facsimile Number: 312-732-4840
                                           Telephone Number:  312-732-4118

                                           Euro-Dollar Lending Office:
                                           One First National Plaza
                                           Suite 0634 - 10th Floor
                                           Chicago, Illinois 60670
                                           Attention:   John Loizzo
                                           Telex Number: 4330253
                                           Facsimile Number: 312-732-4840
                                           Telephone Number:  312-732-4118

                                           Wiring Instructions:
                                           The First National Bank of Chicago
                                           Attn:   DCS Incoming Clearing Account
                                                   A/C# 7521-7653
                                           ABA:    071000013 CHICAGO, IL.


Commitments
- -----------
$100,000,000.00                            NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION



                                           By:           CHARLES J. JOHNSON
                                               -------------------------------------

                                           Printed Name: Charles J. Johnson
                                                         ---------------------------

                                           Title:        Vice President
                                                  ----------------------------------

                                           Domestic Lending Office:
                                           901 Main Street
                                           Dallas, Texas 75202
                                           Attention:  Geri Lewis
                                           Telex Number:  6829 317-Nations Bk BDL
                                           Facsimile Number: 214-508-2515

                                           Euro-Dollar Lending Office:
                                           901 Main Street
                                           Dallas, Texas 75202
                                           Attention:  Geri Lewis
                                           Telex Number:  6829 317-Nations Bk BDL
                                           Facsimile Number: 214-508-2515


Commitments
- -----------
$100,000,000.00                            UNION BANK OF SWITZERLAND,
                                             NEW YORK BRANCH



                                           By:           ROBERT W. CASEY JR.
                                               -------------------------------------

                                           Printed Name: Robert W. Casey Jr.
                                                         ---------------------------

                                           Title:        Vice President
                                                  ----------------------------------


                                           By:           LAURENT CHAIX
                                               -------------------------------------

                                           Printed Name: Laurent Chaix
                                                         ---------------------------

                                           Title:        Assistant Vice President
                                                  ----------------------------------


                                           Domestic Lending Office:
                                           New York Branch
                                           299 Park Avenue
                                           New York, New York 10171
                                           Attention: Robert W. Casey, Jr.
                                           Telex Number: 426239
                                           Facsimile Number: 212-821-3383

                                           Euro-Dollar Lending Office:
                                           Cayman Island Branch
                                           299 Park Avenue
                                           New York, New York 10171
                                           Attention: Robert W. Casey, Jr.
                                           Telex Number: 426239
                                           Facsimile Number: 212-821-3383


Commitments
- -----------
$100,000,000.00                            TEXAS COMMERCE BANK NATIONAL ASSOCIATION




                                           By:           WILLIAM B. PYLE
                                               --------------------------------------

                                           Printed Name: William B. Pyle
                                                         ----------------------------

                                           Title:        Senior Vice President
                                                  -----------------------------------


                                           Domestic Lending Office:
                                           712 Main Street
                                           3-TCBN-59
                                           Houston, Texas 77002-8059
                                           Attention:  William Pyle
                                           Telex Number: 516-6350
                                           Facsimile Number: 713-216-6710
                                           Telephone Number: 713-216-5609

                                           Euro-Dollar Lending Office:
                                           712 Main Street
                                           3-TCBN-59
                                           Houston, Texas 77002-8059
                                           Attention: William Pyle
                                           Telex Number: 516-6350
                                           Facsimile Number: 713-216-6710
                                           Telephone Number: 713-216-5609


Commitments
- -----------
$75,000,000.00                             TRUST COMPANY BANK



                                           By:           KEVIN S. MACDONALD
                                               ----------------------------------

                                           Printed Name: Kevin S. MacDonald
                                                         ------------------------

                                           Title:        Assistant Vice President
                                                  -------------------------------


                                           By:           J. CHRISTOPHER DEISLEY
                                               ----------------------------------

                                           Printed Name: J. Christoper Deisley
                                                         ------------------------

                                           Title:        Vice President
                                                  -------------------------------

                                           Domestic Lending Office:
                                           25 Park Place
                                           23rd Floor
                                           Atlanta, Georgia 30303
                                           Attention: David H. Eidson
                                           Telex Number: 542210
                                           Facsimile Number: 404-588-8833

                                           Euro-Dollar Lending Office:
                                           25 Park Place
                                           23rd Floor
                                           Atlanta, Georgia 30303
                                           Attention: David H. Eidson
                                           Telex Number: 542210
                                           Facsimile Number: 404-588-8833


Commitments
- -----------
$75,000,000.00                             WACHOVIA BANK OF GEORGIA, N.A.



                                           By:           BRADLEY S. MARCUS
                                               -------------------------------

                                           Printed Name: Bradley S. Marcus
                                                         ---------------------

                                           Title:        Senior Vice President
                                                 -----------------------------

                                           Domestic Lending Office:
                                           191 Peachtree Street, N.E.
                                           Atlanta, Georgia 30303-1757
                                           Attention: Bradley S. Marcus
                                           Facsimile Number: 404-332-5016

                                           Euro-Dollar Lending Office:
                                           191 Peachtree Street, N.E.
                                           Atlanta, Georgia 30303-1757
                                           Attention: Bradley S. Marcus
                                           Facsimile Number: 404-332-5016


Commitments
- -----------
$75,000,000.00                             CANADIAN IMPERIAL BANK OF COMMERCE



                                           By:           WILLIAM C. HUMPHRIES
                                               -----------------------------------

                                           Printed Name: William C. Humphries
                                                         -------------------------

                                           Title:        Authorized Signatory
                                                  --------------------------------

                                           Domestic Lending Office:
                                           2727 Paces Ferry Road
                                           Two Paces West, Suite 1200
                                           Atlanta, Georgia 30339
                                           Attention:  William C. Humphries
                                           Facsimile Number:  404-319-4954

                                           Euro-Dollar Lending Office:
                                           2727 Paces Ferry Road
                                           Two Paces West, Suite 1200
                                           Atlanta, Georgia 30339
                                           Attention:  William C. Humphries
                                           Facsimile Number:  404-319-4954


Commitments
- -----------
$60,000,000.00                             TORONTO DOMINION (TEXAS), INC.


                                           By:           LISA ALLISON
                                               -----------------------------------

                                           Printed Name: Lisa Allison
                                                         -------------------------

                                           Title:        Vice President
                                                  --------------------------------

                                           Domestic Lending Office:
                                           Suite 1700
                                           909 Fannin Street
                                           Houston, Texas 77010
                                           Attention:  Lisa Allison
                                           Facsimile Number:  713-951-9921

                                           Euro-Dollar Lending Office:
                                           Suite 1700
                                           909 Fannin Street
                                           Houston, Texas 77010
                                           Attention:  Lisa Allison
                                           Facsimile Number:  713-951-9921


Commitments
- -----------
$50,000,000.00                             SWISS BANK CORPORATION, NEW YORK BRANCH
                                           AND CAYMAN ISLANDS BRANCH



                                           By:           NICOLAS T. ERNI
                                               ------------------------------------

                                           Printed Name: Nicolas T. Erni
                                                         --------------------------

                                                         Associate Director
                                           Title:        Credit Risk Management
                                                  ---------------------------------


                                           By:           STEPHANIE W. KIM
                                               ------------------------------------

                                           Printed Name: Stephanie W. Kim
                                                         --------------------------

                                                         Associate Director
                                           Title:        Merchant Banking
                                                  ---------------------------------

                                           Domestic Lending Office:
                                           222 Broadway 4th Floor
                                           New York, New York 10038
                                           Attention:  Nicolas Erni
                                           Telex Number:  RCA 232432 sbny ur
                                           Facsimile Number:     212-574-3852
                                           Telephone Number:     212-574-3343

                                           Euro-Dollar Lending Office:
                                           Swiss Bank Corporation,
                                           Cayman Islands Branch
                                           222 Broadway 4th Floor
                                           New York, New York 10038
                                           Attention:  Nicholas Erni
                                           Telex Number: RCA 232432 sbny ur
                                           Facsimile Number:     212-574-3852
                                           Telephone Number:     212-574-3443


Commitments
- -----------
$30,000,000.00                             MELLON BANK, N.A




                                           By:           CHARLES M. STAUB
                                               ------------------------------------

                                           Printed Name: Charles M. Staub
                                                         --------------------------

                                           Title:        Vice President
                                                  ---------------------------------

                                           Domestic Lending Office:
                                           Three Mellon Bank Center
                                           Pittsburgh, Pennsylvania 15258-0003
                                           Attention: Jacqueline Lucas
                                           Telex Number: 812367
                                           Facsimile Number: 412-234-5049

                                           Euro-Dollar Lending Office:
                                           Three Mellon Bank Center
                                           Pittsburgh, Pennsylvania 15258-0003
                                           Attention: Jacqueline Lucas
                                           Telex Number: 812367
                                           Facsimile Number: 412-234-5049


Commitment
- ----------
$25,000,000.00                             THE NORTHERN TRUST COMPANY



                                           By:           KRISTINA V. L. WARLAND
                                               ----------------------------------

                                           Printed Name: Kristina V. L. Warland
                                                         ------------------------

                                           Title:        Second Vice President
                                                  -------------------------------

                                           Domestic Lending Office:
                                           50 South LaSalle Street
                                           Chicago, Illinois 60675
                                           Attention:  Kristina V. L. Warland
                                           Facsimile Number:  312-444-3508

                                           Euro-Dollar Lending Office:
                                           50 South LaSalle Street
                                           Chicago, Illinois 60675
                                           Attention:  Kristina V. L. Warland
                                           Facsimile Number:  312-444-3508


Commitment
- ----------
$10,000,000                                ABN AMRO Bank, N.W.
                                           Atlanta Agency




                                           By:           STEVEN L. HIPSMAN
                                               ----------------------------------

                                           Printed Name: Steven L. Hipsman
                                                         ------------------------

                                           Title:        Vice President
                                                  -------------------------------



                                           By:           PATRICK A. THOM
                                               ----------------------------------

                                           Printed Name: Patrick A. Thom
                                                         ------------------------

                                           Title:        Assistant Vice President
                                                  -------------------------------

                                           Address for Notices:
                                           One Ravinia Drive, Suite 1200
                                           Atlanta, Georgia 30346
                                           Attention:  Patrick A. Thom
                                           Telephone Number:  (404) 396-0066
                                           Facsimile Number:  (404) 395-9188
                                           Telex Number:  682 7258
                                           Answerback:  ABNBANKATL


                                                                       EXHIBIT A


                                 DOMESTIC NOTE

                                                              New York, New York
                                                                            19
                                                          -----------------   --

         For value received, Coca-Cola Enterprises Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of _____________________________ _________________________________ (the "Bank"), for the account of its Domestic
Lending Office, the unpaid principal amount of each Domestic Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid Principal amount of each such Domestic Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available finds at the Domestic Lending Office of the Bank.

         All Domestic Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         In addition to interest at the rate or rates provided for in the Credit Agreement, the Borrower shall pay to the Bank a facility fee at the rate or rates provided in Section 2.08 of the Credit Agreement.

         This note is one of the Domestic Notes referred to in the Credit Agreement dated as of _______, 1994 among the Borrower and the Banks listed on the signature pages thereof (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                                   COCA-COLA ENTERPRISES INC.




                                                   By:
                                                      -------------------------

                                                   Title:
                                                         ----------------------

                                                                       EXHIBIT B



                                EURO-DOLLAR NOTE
                                                              New York, New York
                                                                         , 19
                                                              -----------    --

         For value received, Coca-Cola Enterprises Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of _____________________________ ____________________________________________________________(the "Bank"), for
the account of its Euro-Dollar Lending Office, the unpaid principal amount of each Euro-Dollar Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Euro-Dollar Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the Domestic Lending Office of the Bank.

         All Euro-Dollar Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         In addition to interest at the rate or rates provided for in the Credit Agreement, the Borrower shall pay to the Bank a facility fee at the rate or rates provided in Section 2.08 of the Credit Agreement.

         This note is one of the Euro-Dollar Notes referred to in the Credit Agreement dated as of _________, 1994 among the Borrower and the Banks listed on the signature pages thereof (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meaning. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                                   COCA-COLA ENTERPRISES INC.





                                                   By:
                                                      -------------------------

                                                   Title:
                                                         ----------------------

                                                                       EXHIBIT C


                               MONEY MARKET NOTE
                                                              New York, New York
                                                                         ,19
                                                              -----------   ---



         For value received, Coca-Cola Enterprises Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________ _______________________________________________ (the "Bank"), for the account of its Money Market Lending Office, the aggregate unpaid principal amount of each Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Money Market Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the Domestic Lending Office of the Bank.

         All Money Market Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         In addition to interest at the rate or rates provided for in the Credit Agreement, the Borrower shall pay to the Bank a facility fee at the rate or rates provided in Section 2.08 of the Credit Agreement.

         This note is one of the Money Market Notes referred to in the Credit Agreement dated as of __________, 1994, among the Borrower and the banks listed on the signature ages thereof (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                                   COCA-COLA ENTERPRISES INC.



                                                   By:
                                                      -------------------------

                                                   Title:
                                                         ----------------------

                                                                       EXHIBIT D



                   FORM OF INVITATION FOR MONEY MARKET QUOTES




To:          [Name of Bank]

Re: Invitation for Money Market Quotes to Coca-Cola Enterprises Inc. (the "Borrower")


         Pursuant to Section 2.03 of the Credit Agreement dated as of ________, 1994 among the Borrower and the Banks parties thereto, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower to for the following proposed Money Market Borrowing(s):


         Date of Borrowing:

         Principal Amount                  Interest Period
         ----------------                  ---------------

         $

         Such Money Market Quotes should offer a Money Market [Margin] [Rate].

         Please respond to this invitation by no later than [11:00 A.M.] [9:00 AM.] (New York City time) on [date].

                                           COCA-COLA ENTERPRISES INC.


                                           By:
                                              -------------------------------
                                                Authorized Officer

                                                                       EXHIBIT E

                           FORM OF MONEY MARKET QUOTE


Coca-Cola Enterprises Inc.
Coca-Cola Plaza, N.W.
Atlanta, Georgia 30313
Attention:
           ------------------------

         Re:  Money Market Quote to Coca-Cola Enterprises Inc. (the "Borrower")

         In response to your invitation dated __________________, we hereby make the following Money Market Quote on the following terms:

         1. Quoting Bank:

         2. Person to contact at Quoting Bank:

         3. Date of Borrowing:

         4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:
                                                          MONEY MARKET
        PRINCIPAL AMOUNT**    INTEREST PERIOD***    [MARGIN***] [RATE*****]
 $
 $


- ------------------------

         *As specified in the related Invitation.

         **Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made for $1,000,000 or a larger multiple thereof.

         ***1,2,3 or 6 months, as specified in the related Invitation.

         ****Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (rounded to nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS."

         *****Specify rate of interest per annum (rounded to the nearest 1/10,000th of 1%).

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of ________, 1994 among the Borrower and the Banks listed on the signature pages thereof, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                  Very truly yours,

                                  [NAME OF BANK]



Dated:                       By:
      ----------------------    -------------------------------
                                       Authorized Officer

                                                                       EXHIBIT F




                 [FORM OF OPINION OF COUNSEL FOR THE BORROWER]

                                                           [Dated as provided in
                                                           Section 3.02 of the
                                                           Credit Agreement]

To the Banks Referred to Below


                           COCA-COLA ENTERPRISES INC.

Ladies/Gentlemen:

         This opinion is furnished to you at the direction of our client, Coca-Cola Enterprises Inc. (the "Borrower"), pursuant to Section 3.02(b) of the Credit Agreement dated as of _______, 1994 (the "Credit Agreement") among the Borrower and the Banks parties thereto. Terms defined in the Credit Agreement are used herein as therein defined.

         We have acted as counsel for the Borrower in connection with the preparation, execution and delivery of, and the initial Borrowing made under, the Credit Agreement.

         In that connection we have examined:

                 (1)      the Credit Agreement;

                 (2)      the documents furnished by the Borrower pursuant to
         Article III of the Credit Agreement;

                 (3) the Certificate of Incorporation of the Borrower and all amendments thereto (the "Charter"); and

                 (4) the by-laws of the Borrower and all amendments thereto (the "By-laws").

We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the chief financial officer of the Borrower, dated the date hereof (the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, Loan or credit agreements, leases, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, which affect or purport to affect the Borrower's right to borrow money or the Borrower's obligations under the Credit Agreement or the Notes. In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials (including telex and telephone confirmations of such certificates), and in such instances we have made no independent inquiry with respect to such factual matters.

         We have assumed that the Banks have all requisite power and authority to enter into and perform under the Credit Agreement, and that such document has been duly authorized, executed and delivered by the Banks and constitute legal, valid and binding obligations of the Banks.

         The opinions expressed herein are limited in all respects to the laws of the State of Georgia, the general corporate law of the State of Delaware, and the federal laws of the United States, and no opinion is being rendered herein with respect to the effect, if any, which the laws of any other jurisdiction may have on the opinions rendered herein.

         Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

                 1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any document listed in the Certificate or insofar as is known to us, contained in any other similar document to which the Borrower is a party. The Credit Agreement and the Notes delivered on the date hereof have been duly executed and delivered on behalf of the Borrower.

                 3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement or the Notes.

                 4. Insofar as is known to us, there is no pending or threatened action or proceeding against the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator which is likely to have a materially adverse effect upon the financial condition of the operations of the Borrower and its Subsidiaries taken as a whole. In rendering the foregoing opinion, we have assumed that, in any such action or proceeding where the total damages or other monetary relief sought is not likely to result in a judgment against the Borrower or its subsidiaries in excess of $15,000,000, such action or proceeding would not be likely to have any materially adverse effect on the financial conditions or operations of the Borrower and its Subsidiaries taken as a whole.

                 5. Each of the Credit Agreement and the Notes provides that such document is to be governed by the laws of the State of New York. Under applicable Georgia case law, if examined by a Georgia Court or a federal court sitting in Georgia as the forum state and applying Georgia conflict of laws rules (in either case a "Georgia Court"), the Georgia Court should give effect to the choice of law provisions of the parties as contained in the Credit Agreement and the Notes unless it were to determine that (i) the State of New York has no substantial relationship to the parties or the transaction, or (ii) the result obtained from applying New York law would be contrary to Georgia public policy. Because choice of law issues are decided on a case-by-case basis, depending on the facts of the particular transactions, we are unable to conclude with certainty that a Georgia Court would give effect to those provisions of the Credit Agreement and the Notes designating New York governing law. Nevertheless, based on existing Georgia case law and on the facts of this transaction (including, without limitation, the fact that the Credit Agreement and the Notes will be executed and delivered to the Banks in New York and that a substantial amount of the payments under the Credit Agreement and the Notes are payable to the Banks in New York), we believe that a Georgia Court should conclude that New York has a substantial relationship to the parties and transaction. We are aware of no Georgia laws or current Georgia cases which indicate that giving effect to the provisions of the Credit Agreement (excluding Section
         8.04 as to which we express no opinion) and the Notes designating New York law (including, without limitation, the usury law of New York) as the governing law would violate Georgia public policy, except with respect to (i) the provisions of Article II of the Credit Agreement to the extent such provisions would require payment of interest (whether due to acceleration, prepayment or otherwise) in an amount greater than five percent (5%) per month, or (ii) Section 2.07 of the Credit Agreement to the extent said section would require payment of interest on unpaid interest, or would require payment of additional amounts as a result of the occurrence of any Event of Default and such provision were deemed to be a penalty (although we believe that under current Georgia case law, a court should conclude that such provision does not constitute a penalty).

                 6. If a court were to determine that, notwithstanding the provisions of Section 8.08 of the Credit Agreement, the Credit Agreement and the Notes are governed by, and construed in accordance with, the internal laws of the State of Georgia, the Credit Agreement and the Notes would be, under such laws, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether considered in a proceeding in equity or at lawn (ii) that enforceability of Section 8.03(ii) of the Credit Agreement requiring payment by the Borrower of costs of collection, including attorneys' fees, is subject to compliance by the Banks with O.C.G.A Section 13-1-11, (iii) that no opinion is expressed herein with respect to those provisions of the Credit Agreement referred to in clauses (i) and (ii) in paragraph 5 above, and (iv) that we express no opinion as to the enforceability of any provision of the Credit Agreement or the Notes allowing the Banks to accelerate the maturity of the indebtedness evidenced thereby without notice to the Borrower, but no such lack of enforceability will, in our judgment, substantially interfere with the practical realization by the Banks of the Banks' rights under the Credit Agreement and the Notes except for the economic consequences of any procedural delay which may be occasioned by such lack of enforceability.

                 In expressing the opinion set out above, we have assumed, without independent inquiry, the following: (i) the rate of interest payable by the Borrower under the terms of the Credit Agreement and the Notes, including, without limitation, loan origination fees, discount points, expenses and other fees and charges (including amounts payable to the Banks by Borrower for payment in reimbursement of the Banks' cost and expenses or otherwise to defray the Banks' costs and expenses), whether or not denominated as interest, will not under any circumstances, whether by reason of prepayment, acceleration or otherwise, exceed five percent (5%) per month, and that no such interest or charges constitute precomputed interest within the meaning of O.C.G.A Section 7-4-2(b); and (ii) unless the requirements of O.C.G.A Section 7-4-17 are satisfied, no interest will be payable on unpaid interest under the Credit Agreement and the Notes.

         This letter is furnished by us for the sole benefit of the Banks. No other person or entity shall be entitled to rely on this opinion without our express written consent in each instance except that Messrs. Sutherland Asbill & Brennan, special counsel to the Banks, may rely on our opinions set forth herein as fully as if such opinions had been addressed to such counsel for the purpose of rendering such counsel's opinion to the Banks in connection with the transactions contemplated by the Credit Agreement. This opinion is limited to the matters expressly stated herein as of the date hereof, and no other opinions are implied or may be inferred.

                               Very truly yours,

                                                                       EXHIBIT G



                                   OPINION OF
                 SUTHERLAND, ASBILL & BRENNAN, SPECIAL COUNSEL
                                 FOR THE BANKS

                                               [Dated as provided in
                                               Section 3.02 of the
                                               Credit Agreement]

To the Banks Referred to Below

Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of -------, 1994 among Coca-Cola Enterprises Inc., a Delaware corporation (the "Borrower") and the banks listed on the signature pages thereof (the "Banks"), and have acted as special counsel for the Banks for the purpose of rendering this opinion pursuant to Section 3.02(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this of this opinion. We have also examined the opinion of Miller & Martin, counsel for the Borrower (the "M&M Opinion"). In our examination of all documents, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties, and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that each of the Banks has duly executed and delivered, with all necessary power and authority (corporate and other), the Credit Agreement.

         To the extent that our opinion expressed below involves conclusions as to the matters set forth in paragraphs 1, 2 and 3 of the M&M Opinion, we have assumed without independent investigation the correctness of the matters set forth in such paragraphs.

         The opinion expressed herein is limited in all respects to the laws of the State of Georgia, the laws of the State of New York, the General Corporation Law of the State of Delaware to the extent included in paragraphs 1,2 and 3 of the M&M Opinion, and the federal law of the United States, and no opinion is being rendered herein with respect to the effect, if any, which the laws of any other jurisdiction may have on the opinion expressed below.

         This opinion letter is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith.

         Based on the foregoing and upon such other investigation as we have deemed necessary, we are of the opinion that the Credit Agreement and the Notes constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). Further, the M&M Opinion is substantially responsive to the requirements of the Credit Agreement.

         In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This letter is furnished, as of its date, for the sole benefit of the Banks in connection with the transactions contemplated by the Credit Agreement and may not be relied upon by any other person or for any other purpose.


                               Very truly yours,





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